Exhibit 99.1
NOG Announces Investment in Core Midland Basin Development Project

HIGHLIGHTS

•NOG enters into agreement to acquire a 36.7% working interest in a stacked pay, six-zone development project (the “Mascot Project”) in the core of the Midland Basin for $330 million
•Acquisition includes producing properties and associated midstream assets, plus 62 gross in-process and future wells in Midland County, Texas, with sub-$40 per barrel average breakevens
•Average production of 6,450 Boe per day (2-stream, ~80% oil) expected for 2023
•Clear line of sight to significant free cash flow generation with 22.8 net undeveloped and in-process locations, all scheduled to be developed over the next two years
~$150 million of expected 2023 unhedged cash flow from operations at strip pricing as of October 13, 2022 (~2.2x transaction multiple)
~$300 million of unlevered free cash flow expected through 2025 (inclusive of cash flows received from effective date but prior to closing)
•Transaction expected to be significantly accretive to key financial metrics
•Future wells will be developed under a joint operating agreement with defined controls and governance, providing strong alignment
•NOG has hedged a substantial portion of the expected production
•Acquisition to be financed with cash

MINNEAPOLIS--(BUSINESS WIRE)-- Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced an agreement to acquire properties in the core of the Midland Basin.

MIDLAND BASIN ACQUISITION

NOG has entered into a definitive agreement to acquire a 36.7% working interest in the Mascot Project from Midland-Petro D.C. Partners, LLC (“MPDC”) for a purchase price of $330 million in cash, subject to typical closing adjustments. NOG expects to fund the acquisition with cash on hand, operating free cash flow and borrowings from NOG’s revolving credit facility.

NOG expects production from the acquired properties to average ~4,400 Boe per day in Q1 2023 and ~6,450 Boe per day for full year 2023 (2-stream, ~80% oil).

MASCOT PROJECT PROJECTIONS BASED ON 10/13/22 STRIP PRICING
	2023E	2024E	2025E
Production (Boe per day)	~6,450	~10,000	~6,200
Oil Volumes (Bbl per day)	~5,150	~7,600	~4,250
Unhedged Cash Flow from Operations ($MM)	~$150.0	~$200.0	~$110.0
Capital Expenditures ($MM)	~$145.0	~$23.5	~$0.0
Unlevered Free Cash Flow ($MM)	~$5.0	~$176.5	~$110.0

The acquired assets are located in Midland County, Texas and include four all-depths contiguous drilling spacing units developed for long laterals, 12.1 net producing wells, 5.5 net wells-in-process and approximately 17.3 net undeveloped locations. The properties have incurred minimal legacy vertical drilling relative to typical Midland Basin properties. NOG is also acquiring a pro rata interest in the midstream assets and associated infrastructure, which represent approximately $36 million of the allocated value of the transaction. The Mascot Project is operated by Permian Deep Rock Oil Company, an affiliate of MPDC, which is a David H. Arrington-owned business based in Midland, Texas. NOG and MPDC have formulated a joint operating agreement with a plan to fully develop the units, completing the drilling project in 2024. Additional unbooked infill and secondary zones remain for future development.

The effective date for the transaction is August 1, 2022, and NOG expects to close the transaction in January 2023. The obligations of the parties to complete the transactions contemplated by the purchase agreement are subject to the satisfaction or waiver of customary closing conditions.

HEDGING UPDATE

In addition to its continuous hedging program, NOG has hedged, as standard practice, a significant portion of the production from the pending transaction, including local gas basis. Updated hedge schedules can be found in NOG’s related MPDC Acquisition Presentation at http://ir.northernoil.com.

MANAGEMENT COMMENTS

“With this transaction, we showcase NOG’s expanding capabilities,” commented Nick O’Grady, NOG’s Chief Executive Officer. “Beyond just a consolidator of non-operated interests, NOG is proving itself to be an adept and preferred partner for the development of high-quality assets. This transaction carries a clear and strong development plan that should deliver substantial returns for our investors. Mr. Arrington and his team have dedicated over five years to developing this project, and we would like to thank him and his stellar operating team for the opportunity to help see it through.”

“This acquisition has unique properties versus almost any prior transaction NOG has done,” commented Adam Dirlam, NOG’s President. “As typical, it is focused on one of the highest quality regions in the U.S., but what differentiates this transaction is the surety of development timing and returns, with clear line of sight to turning valuable acreage into significant free cash flow, rapidly and efficiently.”

ADVISORS

Citigroup Global Markets served as NOG’s financial advisor. Kirkland & Ellis LLP is serving as the Company’s legal advisor.

Petrie Partners served as MPDC’s financial advisor. Hunton Andrews Kurth LLP is serving as MPDC’s legal advisor.

ABOUT NORTHERN OIL AND GAS

NOG is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the premier basins within the United States. More information about NOG can be found at www.northernoil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding NOG’s financial position, common stock dividends, business strategy, plans and objectives of management for future operations, industry conditions, capital expenditures, production, cash flow, hedging and other matters are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “guidance,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG's properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, NOG's ability to acquire additional development opportunities, integration and benefits of property acquisitions, or the effects of such acquisitions on Northern’s cash position and levels of indebtedness, changes in NOG's reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which NOG conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, NOG's ability to consummate any pending acquisition transactions (including the transactions described herein), other risks and uncertainties related to the closing of pending acquisition transactions (including the transactions described herein), NOG's ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG's operations, products, services and prices.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG's control. NOG does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Investor Relations
(952) 476-9800
ir@northernoil.com

Source: Northern Oil and Gas, Inc.